UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2006
COMPASS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31272	63-0593897
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

15 South 20th Street
Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (205) 297-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The Compensation Committee of the Board of Directors of Compass Bancshares, Inc. approved on June 30, 2006 the Compass Bancshares, Inc. Special Supplemental Retirement Plan as Amended and Restated as of January 1, 2005 (the “Plan”). The purpose of the amendment and restatement of the Plan is to (a) incorporate changes made to the Plan by prior amendments, (b) comply fully with the requirements set forth in Section 409A of the Internal Revenue Code of 1986 (the “Code”) and the Treasury regulations and other guidance issued pursuant to Section 409A of the Code, and (c) increase the retirement benefit due D. Paul Jones, Jr., the Chairman and Chief Executive Officer.
     The amended and restated Plan is effective as of January 1, 2005, except in the case of the increase in the retirement benefit due D. Paul Jones, Jr., which is effective as of June 19, 2006. In addition to incorporating the changes made to the Plan by the prior amendments, the amended and restated Plan includes the following changes:
•	Adding the term “Key Employee,” as defined in certain provisions of the Code, to the list of defined terms in Article II;

•	Adding the terms “Separation from Service” and “Separate from Service” to the list of defined terms in Article II;

•	Updating the claim procedures in Section 3.6 to conform to Department of Labor Regulation Section 2560.503-1;

•	Amending the last paragraph of Section 6.1 to increase the retirement benefit due D. Paul Jones, Jr. from an amount equal to (x) sixty percent (60%) of his Average Monthly Compensation, using his monthly Compensation averaged over the highest three (3) consecutive Plan years and including in such Average Monthly Compensation his average annual bonuses determined using any three years prior to retirement, minus (y) his Primary Social Security Benefit, to an amount equal to (x) sixty-five percent (65%) of his Average Monthly Compensation by including in such compensation his annual bonuses and based on the monthly compensation averaged over the three (3) Plan years that produce the highest Average Monthly Compensation, minus (y) his Primary Social Security Benefit;

•	Restating Section 6.2 to provide that if a participant is a Key Employee, payment of his retirement benefits shall not commence until the first day of the month immediately following the six (6) month anniversary of the participant’s separation from service; provided, that in the event monthly retirement payments are delayed as a result of Section 6.2, the participant shall receive an amount equal to any monthly payments delayed plus interest at the prime rate as reported in the Wall Street Journal per annum calculated from the date such payments would have otherwise been made but for the provisions of Section 6.2;

•	Adding Section 9.10 to provide that the Plan is intended to comply and to be operated in compliance with the requirements of Section 409A of the Code and all

Internal Revenue Service rulings, Treasury regulations or other guidance interpreting the provisions of Section 409A of the Code; and

•	Amending Exhibit-A to confirm that the provisions of the Plan in existence before the effective date of the amendment and restatement would continue to apply to the distribution of Charles E. McMahen’s retirement benefits. Mr. McMahen commenced receiving retirement benefits under the Plan on January 1, 2004.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: July 7, 2006

COMPASS BANCSHARES, INC.

	By:	/s/ Kirk P. Pressley

Kirk P. Pressley Chief Accounting Officer

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